As Filed with the Securities and Exchange Commission on August 31, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 31, 2010 (June 23, 2009)

MONSANTO COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
State of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard
St. Louis, Missouri    63167
(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code:  (314) 694-1000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05                                Costs Associated with Exit or Disposal Activities.

On June 26, 2009 and September 15, 2009, Monsanto Company filed a Current Report on Form 8-K and an amended Current Report on Form 8-K/A, respectively (together, the “2009 Reports”), regarding actions it had committed to undertake to reduce costs in light of the increased market supply environment for glyphosate (the “Restructuring Plan”).  This Current Report on Form 8-K/A is being filed solely to report a subsequent commitment undertaken on August 26, 2010 with respect to the Restructuring Plan and does not supersede or otherwise update or modify the disclosures in the 2009 Reports, which speak only as of their original dates.

In the process of implementing the Restructuring Plan, the company identified additional opportunities to better align the company’s resources, and on August 26, 2010, the company committed to take additional actions related to the Restructuring Plan.  Such additional actions (the “Supplemental Restructuring Plan”) include workforce reductions, facility closures and exit costs, and related asset impairments, and are expected to increase the restructuring charge by approximately $180 million.  Under the Supplemental Restructuring Plan, the additional reduction in workforce is anticipated to be approximately 650 to 700 across the company, with the scope of reduction varying from country to country.  The aggregate additional restructuring charge is expected to be comprised of approximately $90 million in severance and related benefits, $60 million in costs related to facility closures and exit costs and $30 million of asset impairments.  Future cash expenditures under the Supplemental Restructuring Plan are estimated to be $150 million.  Approximately $150 million of the additional charge under the Supplemental Restructuring Plan is expected to be recorded in the fourth quarter of fiscal year 2010 and the remainder in fiscal year 2011 when the Supplemental Restructuring Plan is expected to be completed.

Cautionary Statements Regarding Forward-Looking Information:

Certain statements contained in this amended Current Report on Form 8-K/A are “forward-looking statements,” such as statements concerning the company’s anticipated financial results, business and financial plans and other non-historical facts.  These statements are based on current expectations and currently available information.  However, since these statements are based on factors that involve risks and uncertainties, the company’s actual performance and results may differ materially from those described or implied by such forward-looking statements.  Factors that could cause or contribute to such differences include, among others: continued competition in seeds, traits and agricultural chemicals; the company’s exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public acceptance of biotechnology products; the success of the company’s research and development activities; the outcomes of major lawsuits; developments related to foreign currencies and economies; successful operation of recent acquisitions; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company’s estimates related to distribution inventory levels; the company’s ability to fund its short-term financing needs and to obtain payment for the products that it sells; the effect of weather conditions, natural disasters and accidents on the agriculture business or the company’s facilities; and other risks and factors detailed in the company’s most recent reports on Forms 10-Q and 10-K. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this amended Current Report on Form 8-K/A. The company disclaims any current intention or obligation to update any forward-looking statements or any of the factors that may affect actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 31, 2010

MONSANTO COMPANY

By: /s/ Christopher A. Martin
Name: Christopher A. Martin
Title: Assistant Secretary

3